      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 28, 2000

                                                      REGISTRATION NO. 333-38678

                                 ---------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                             3dfx INTERACTIVE, INC.
             (Exact name of registrant as specified in its charter)

         CALIFORNIA                        3674                  77-0390421
(State or other jurisdiction         (Primary Standard       (I.R.S. Employer
             of                         Industrial           Identification No.)
      incorporation or              Classification Code
        organization)                     Number)


                               4435 FORTRAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 935-4400
               (Address, including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                                   ALEX LEUPP
                      CHIEF EXECUTIVE OFFICER AND PRESIDENT
                             3dfx INTERACTIVE, INC.
                               4435 FORTRAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 935-4400
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)

                                 WITH COPIES TO:

                                JOHN B. MCKNIGHT
                            Locke Liddell & Sapp LLP
                          2200 Ross Avenue, Suite 2200
                               Dallas, Texas 75201
                                 (214) 740-8000

                                 ---------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: The merger of GigaPixel Corporation ("GigaPixel") with and into a wholly-owned subsidiary of 3dfx Interactive, Inc. ("3dfx") was consummated on July 21, 2000. 3dfx is hereby amending its Registration Statement on Form S-4 (Reg. No. 333-38678) (the "Registration Statement") to deregister 482,833 shares of common stock, no par value ("Common Stock"), which were issuable to the stockholders of GigaPixel in connection with the merger of GigaPixel with and into a wholly-owned subsidiary of 3dfx.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the registration statement number of the earlier effective registration statement for the same offering. [ ]

         This Post-Effective Amendment No. 1 to Registration Statement on Form S-4 (Reg. No. 333-38678) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act.

                          DEREGISTRATION OF SECURITIES

         In accordance with the undertaking of 3dfx set forth in the Registration Statement declared effective on June 7, 2000, 3dfx is filing this Post-Effective Amendment No. 1 to deregister an aggregate of 482,833 shares of its Common Stock previously registered under the Securities Act pursuant to the Registration Statement, issuable to the stockholders of GigaPixel in connection with the merger of GigaPixel with and into a wholly-owned subsidiary of 3dfx.

         Pursuant to the Registration Statement, 15,037,810 shares of 3dfx Common Stock were registered in order to be issued to the stockholders of GigaPixel in connection with the merger. Upon consummation of the merger, 3dfx issued a total of 14,554,977 of these shares to the former stockholders of GigaPixel. Therefore, in accordance with the undertaking mentioned above, 3dfx hereby deregisters the remaining 482,833 shares of 3dfx Common Stock previously registered pursuant to the Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-38678 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on July 28, 2000.

                                       3DFX INTERACTIVE, INC.


                                       By:  /s/ ALEX LEUPP
                                           -------------------------------------
                                           Alex Leupp
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-38678 has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                    TITLE                                        DATE
---------                                    -----                                        ----
 /s/ ALEX LEUPP
------------------------                     President and Chief Executive Officer        July 28, 2000
Alex Leupp                                   (Principal Executive Officer)

 /s/ DAVID ZACARIAS
------------------------                     Vice  President, Administration and          July 28, 2000
David Zacarias                               Chief  Financial Officer (Principal
                                             Financial and Accounting Officer)

         *
------------------------                     Chairman of the Board                        July ___, 2000
Gordon A. Campbell

         *
------------------------                     Director                                     July ___, 2000
James L. Hopkins

         *
-----------------------                      Executive Vice President, Chief              July ___, 2000
Scott D. Sellers                             Technical Officer and Director

         *
------------------------                     Director                                     July ___, 2000
James Whims

 /s/ ANDREI M. MANOLIU
------------------------                     Director                                     July 28, 2000
Andrei M. Manoliu

 /s/ GEORGE T. HABER
------------------------                     Director                                     July 28, 2000
George T. Haber


*By: /s/ DAVID ZACARIAS
    --------------------------------
      David Zacarias, as
      Attorney-in-fact pursuant to
      a power of attorney previously
      filed